EXHIBIT 23.1









              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1999 Stock Option Plan of Starnet Communications International Inc., of our report dated July 3, 1998 with respect to the consolidated financial statements of Starnet Communications International Inc. included in its Annual Report (Form 10-KSB) for the year ended April 30, 1998, filed with the Securities and Exchange Commission.




Vancouver, Canada                            /s/ ERNST & YOUNG LLP
March 9, 1999                                Chartered Accountants